CONSENT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors of
Kobren Insight Funds:

Kobren Growth Fund
Kobren Moderate Fund
Kobren Conservative Allocation Fund



We consent to the inclusion of our report dated February 14, 1997 on our audits of the financial statements and financial highlights of the above referenced funds, which report is included in the Annual Report to Shareholders for the period ended December 31, 1996, which is in turn incorporated by reference into the Supplement Dated June 15, 1997 to the Registration Statement on Form N-1A Dated November 15, 1996.





                                                        COOPERS & LYBRAND L.L.P.




Boston, Massachusetts
June 10, 1997